EXHIBIT 99.2

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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made April 23, 1996, between Whitney Holding Corporation ("Whitney"), a Louisiana corporation, on the one hand, and Liberty Holding Company ("Holding"), a Florida corporation, and Liberty Bank ("Bank"), a Florida chartered state bank, on the other hand. Whitney and Holding shall be hereinafter collectively referred to as the "Constituent Corporations".

                                    Preamble

         The Boards of Directors of Whitney and Holding have each determined that it is desirable and in the best interests of their respective corporations and shareholders that Holding merge into Whitney (the "Company Merger"). The Boards of Directors of Whitney and Bank have each determined that it is desirable and in the best interests of each such institution and its shareholders that Bank merge into a national banking association to be formed by Whitney (the "Bank Merger") on the terms and subject to the conditions set forth in this Agreement and in the Bank Merger Agreement (as hereinafter defined). The Company Merger and the Bank Merger shall be hereinafter collectively referred to as the "Mergers".

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

         Section 1.  The Mergers and Closing

         1.01.  Mergers.

                  (a) Following the expiration of the Review Period (as hereinafter defined), Whitney shall, in good faith, take expeditious steps to form a national banking association (the "Acquiring Bank") as a wholly owned subsidiary of Whitney. Upon its formation, Whitney will cause the Acquiring Bank to execute this Agreement as a party.

                  (b) Prior to the Effective Date (as hereinafter defined), Whitney shall prepare a certificate of merger substantially in the form of
Exhibit 1.01(b) attached hereto (the "Certificate of Merger"), pursuant to which, Holding will, subject to the conditions stated herein and therein, merge into Whitney, which will be the Surviving Corporation.

                  (c) Promptly after the formation of the Acquiring Bank, the Boards of Directors of the Acquiring Bank and Bank will execute the merger agreement annexed hereto as Exhibit 1.01(c) (the "Bank Merger Agreement"), pursuant to which, on the terms set forth herein and subject to the conditions set forth in Section 6 hereof, Bank will merge with and into the Acquiring Bank, which shall be the surviving bank.

                  (d) Effects of Mergers. The Company Merger shall have the effects set forth in the Louisiana Business Corporation Law ("LBCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property and assets, rights, privileges and all debts, liabilities and obligations of Holding will become the assets, rights, privileges, debts, liabilities and obligations of Whitney as the surviving corporation in the Company Merger. The Bank Merger shall have the effects set forth in the national banking laws and Florida state banking laws. Without limiting the generality of the foregoing, and subject thereto, at the effective time of the Bank Merger, all the property and assets, rights, privileges and all debts, liabilities and obligations of Bank will become the assets, rights, privileges, debts, liabilities and obligations of the Acquiring Bank as the surviving association in the Bank Merger.

         1.02. The Closing. The "Closing" of the transactions contemplated hereby will take place in the Board Room of Whitney, 228 St. Charles Avenue, Second Floor, New Orleans, Louisiana 70130 (or such other place to which the parties may agree), at 10:00 a.m., New Orleans Time, on a mutually agreeable date as soon as practicable following satisfaction of the conditions set forth in subparagraphs (a), (b) and (d) of subsection 6.01 hereof, or if no date has been agreed to, on any date specified by any party to the others upon 10 days notice following satisfaction of such conditions.



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The date on which the Closing occurs is herein called the "Closing Date". If all conditions set forth in Section 6 hereof are satisfied or waived by the party entitled to grant such waiver, at the Closing (a) the Constituent Corporations shall each provide to the other such proof of satisfaction of the conditions set forth in Section 6 as the party whose obligations are conditioned upon such satisfaction may reasonably request, (b) the certificates, letters and opinions required by Section 6 shall be delivered, (c) the proper persons will complete the Certificate of Merger, (d) the appropriate officers of the parties shall execute, deliver and acknowledge the Bank Merger Agreement and (e) the parties shall take such further action as is required to effect the Company Merger and the Bank Merger and to otherwise consummate the transactions contemplated by this Agreement. If on any date established for the Closing all conditions in
Section 6 hereof have not been satisfied or waived by the party entitled to grant such waiver, then any party, on one or more occasions, may declare a delay of the Closing of such duration, not exceeding 10 business days, as the declaring party shall select, but no such delay shall extend beyond the date set forth in subparagraph (c) of subsection 7.01, and no such delay shall interfere with the right of any party to terminate this Agreement pursuant to Section 7.

         1.03. The Effective Date and Time. The Certificate of Merger will be filed with and recorded by the Louisiana Secretary of State immediately after (or concurrently with) the Closing, and the Company Merger will be effective on the date (the "Effective Date") and time (the "Effective Time") specified therein. At such time, appropriate articles of merger in respect of the Company Merger shall also be filed with the Florida Department of State. Immediately following (or concurrently with) the Closing, the Bank Merger Agreement shall be filed with and recorded by the Office of the Comptroller of the Currency and the Bank Merger shall be effective at the date and time specified in the Bank Merger Agreement.

         1.04.  Surviving  Corporations.   The  governing  documents  (i.e.  the
articles of incorporation and by-laws and equivalents) of Whitney and the Acquiring Bank in effect immediately prior to the Effective Time shall be the governing documents of Whitney and the Acquiring Bank, as the surviving entities in the Mergers, until duly amended in accordance with the terms thereof and applicable law. The directors and officers of Whitney and the Acquiring Bank in office immediately prior to the Effective Time shall be the directors and officers of Whitney and the Acquiring Bank, as the surviving entities in the Mergers, and shall serve in such capacity in accordance with the articles of incorporation and by-laws of the surviving entities. Each share of Whitney common stock, no par value ("Whitney Common Stock") and capital stock of Whitney and the Acquiring Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time, and in the case of the Acquiring Bank, shall be the capital stock of the Acquiring Bank.

         1.05. Tax Consequences. It is the intention of the parties hereto that the Mergers shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of
Section 368 of the Code.

         Section 2.  Conversion of Stock of Holding and Bank

         2.01. Conversion. (a) Company Merger. Subject to the provisions of this
Section 2, at the Effective Time, by virtue of the Company Merger and without any action on the part of the holders thereof, the shares of Holding common stock, par value $1.00 per share ("Holding Common Stock"), shall be converted as follows: Except for shares issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 1301-1320 of the Florida Business Corporation Act ("Holding Dissenters' Shares"), and subject to the provisions of
Section 2.01(f) relating to fractional shares, each issued and outstanding share of Holding Common Stock shall be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Company Percentage (as hereinafter defined) of the Maximum Deliverable Amount (as hereinafter defined), rounded up to the nearest whole number of shares, by the total number of issued and outstanding shares of Holding Common Stock at the Effective Time.

                  (b) Bank Merger. Subject to the provisions of this Section 2, at the effective time of the Bank Merger, by virtue of the Bank Merger and without any action on the part of the holders thereof, the shares of Bank common stock, par value $5.00 per share ("Bank Common Stock"), shall be converted as follows: Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss.215a (which shares, collectively with the Holding Dissenters' Shares, are hereinafter referred to as the "Dissenters' Shares")




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and subject to the provisions of Section 2.01(f) relating to fractional  shares, each outstanding share of Bank Common Stock will be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Bank Percentage (as hereinafter defined) of the Maximum Deliverable Amount, rounded up to the nearest whole number of shares, by the total number of shares of Bank Common Stock issued and outstanding on the effective date of the Bank Merger.

                  (c) For purposes of this Section 2, shares of Holding Common Stock that are held by Holding or Bank (other than shares held by Bank in a fiduciary capacity other than for Holding), and shares of Bank Common Stock that are held by Holding or Bank (other than shares held by Bank in a fiduciary capacity other than for Holding), shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Mergers.

                  (d) Certain Defined Terms. As used in this Section 2.01, the following terms shall have the meanings set forth below:

                           (i)      Purchase Price. The term "Purchase Price"
means $14,000,000, plus $5.25 for each share of Holding Common Stock duly and validly issued between the date of this Agreement and the Effective Time upon the exercise of outstanding 1996 Warrants (as defined in Section 3.02) and the payment in cash to Holding of the exercise price therefor (the "Added Capital").

                           (ii)     Maximum Deliverable Amount.  The term
"Maximum Deliverable Amount" means the quotient obtained by dividing the Purchase Price by the Average Market Price (as defined below).

                           (iii)    Bank Percentage.  The term "Bank Percentage"
means the percentage obtained by dividing (A) the dollar amount obtained by multiplying (x) $14,000,000, plus the Added Capital, minus the book value of all assets of Holding other than Bank Common Stock, by (y) the percentage of the outstanding shares of Bank Common Stock owned by persons other than Holding, by
(B) the total Purchase Price.

                           (iv)     Company Percentage.  The term "Company
Percentage" means the result obtained by subtracting the Bank Percentage from 100%.

                  (e) Average Market Price. The "Average Market Price" shall be the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the twenty (20) trading days preceding the fifth trading day immediately prior to the Effective Time, as reported in the Wall Street Journal (corrected for typographical errors); provided, however, that if the Average Market Price as calculated above is less than $27.00, the Average Market Price for purposes of this Section 2.01(e) shall be $27.00, and if the Average Market Price as calculated above is greater than $35.00, the Average Market Price for purposes of this Section 2.01(e) shall be $35.00.

                  (f) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of Holding or Bank who would otherwise be entitled thereto, upon surrender of his or her certificates that immediately prior to the effective time of the applicable Merger represented Holding Common Stock or Bank Common Stock, other than Dissenters' Shares, shall receive a cash payment (without interest) equal to the fair market value at the effective time of the applicable Merger of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock shall be such fraction multiplied by the Average Market Price.

                  (g) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Holding Common Stock or Bank Common Stock (other than Dissenters' Shares), upon surrender thereof to the exchange agent selected by Whitney (the "Exchange Agent"), together with duly executed transmittal materials provided pursuant to Section 2.01(i) or upon compliance by the holder or holders thereof with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Holding




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Common Stock or Bank Common Stock were  converted.  Until so  surrendered,  each outstanding Holding stock certificate and Bank stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Holding Common Stock or Bank Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Holding and Bank stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Holding or Bank stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares theretofore represented by such certificates shall have been exchanged.

                  (h) Deposit. Promptly following the Effective Time, Whitney shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Whitney Common Stock and (ii) the cash in lieu of fractional shares to be issued and paid, as the case may be, in exchange for outstanding shares of Holding Common Stock and Bank Common Stock pursuant to this Section 2.

                  (i) Transmittal Materials. Promptly after the Effective Time, Whitney shall send or cause to be sent to each former shareholder of record of Holding at the Effective Time, and to each former shareholder of record of Bank at the effective time of the Bank Merger, excluding the holders, if any, of Dissenters' Shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Sections 1301-1320 of the Florida Business Corporation Act and 12 U.S.C. ss.215a, as applicable, transmittal materials for use in exchanging certificates of Holding Common Stock and Bank Common Stock, respectively, for certificates of Whitney Common Stock.

                  (j) Dissenters' Shares. Holders of Dissenters' Shares shall not be entitled to receive the shares of Whitney Common Stock and any unpaid dividends and distributions payable thereon pursuant to this Section 2 and shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of Sections 1301-1320 of the Florida Business Corporation Act and 12 U.S.C. ss.215a, as applicable, unless and until such holders fail to perfect or effectively withdraw or lose their rights to such appraisal and payment. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Holding Common Stock or Bank Common Stock will be treated as if they had been converted into, at the effective time of the applicable Merger, the shares of Whitney Common Stock (and cash in lieu of fractional share), and any unpaid dividends and distributions payable thereon, pursuant to this Section 2, without interest thereon.

         2.02. Closing Transfer Books. At the Effective Time, the stock transfer books of Holding shall be closed and no transfer of shares of Holding Common Stock shall be made thereafter. At the effective time of the Bank Merger, the stock transfer books of Bank shall be closed and no transfer of shares of Bank Common Stock shall be made thereafter.

         Section 3.  Representations and Warranties of Holding and Bank

         Holding and Bank represent and warrant to Whitney and the Acquiring Bank that, as of the date on which Holding delivers the Schedule of Exceptions to Whitney and as of the Closing Date, except as set forth in the Schedule of
Exceptions:

         3.01. Consolidated Group; Organization; Qualification. "Holding's consolidated group," as such term is used in this Agreement, consists of Holding and Bank. Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the
"Bank Holding Company Act"). Bank is a state banking association, duly organized, validly existing and in good standing under the laws of the State of Florida. Each member of Holding's consolidated group has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute this Agreement and the Bank Merger Agreement to which it is a party and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on such member's financial condition, results of operations or business.




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         3.02. Capital Stock; Other Interests.  The authorized capital stock (i)
of Holding consists of 2,000,000 shares of Holding Common Stock, of which 1,343,294 shares are issued and outstanding and no shares are held in its treasury; and (ii) of Bank consists of 248,000 shares of common stock, of which 198,000 shares are issued and outstanding and no shares are held in its treasury. All issued and outstanding shares of capital stock of each member of Holding's consolidated group have been duly authorized and are validly issued, fully paid and non-assessable, and all of the outstanding shares of Bank (other than 1,367 shares of Bank Common Stock held by persons other than Holding) are owned by Holding, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances. Other than the 1996 Warrants issued pursuant to that certain Private Offering Memorandum of Holding dated January 14, 1994 (the "Offering Memorandum"), the holders of which are entitled to acquire up to an aggregate of 90,997 shares of Holding Common Stock (the "1996 Warrants"), no member of Holding's consolidated group has outstanding any stock options or other rights to acquire any shares of its capital stock or any security convertible into such shares, or has any obligation or commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. The outstanding capital stock of each member of Holding's consolidated group (including the 1996 Warrants) has been issued in compliance with all legal requirements and in compliance with any preemptive or similar rights. The 1996 Warrants have been duly authorized and were validly issued in accordance with the terms of the Offering Memorandum. All shares of Holding Common Stock issued or that may be issued after the date hereof upon exercise of the 1996 Warrants are, or will be when issued, duly authorized, validly issued, fully paid and non-assessable. No member of Holding's consolidated group has a subsidiary (other than Bank) or direct or indirect ownership interest exceeding 5% in any firm, corporation, partnership or other entity.

         3.03. Corporate Authorization; No Conflicts. Subject to the approval of this Agreement and the Bank Merger Agreement by the shareholders of Holding and Bank, respectively, in accordance with the Florida Business Corporation Law, Florida state banking laws and applicable federal law, all corporate acts and other proceedings required of each member of Holding's consolidated group for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Mergers have been validly taken. Subject to their approval by the shareholders of Holding and Bank and to such regulatory approvals as are required by law, this Agreement and the Bank Merger Agreement are legal, valid and binding obligations of Holding and Bank and are enforceable against Holding and Bank, respectively, in accordance with the respective terms hereof and thereof, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each member of Holding's consolidated group, neither the execution, delivery or performance of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which that, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or association or by-laws or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

         3.04. Financial Statements, Reports and Proxy Statements. Holding has delivered to Whitney true and complete copies of (a) the consolidated balance sheets as of December 31, 1995 and December 31, 1994 of Holding and its consolidated subsidiaries, the related consolidated statements of income, shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (collectively, the "Financial Statements"), (b) the unaudited consolidated balance sheets as of March 31, 1996 of Holding and its consolidated subsidiaries, and the related unaudited statements of income, shareholders' equity and cash flows for the three month periods then ended (collectively, the "Interim Financial Statements"), (c) the annual report to the Board of Governors of the Federal Reserve System ("Federal Reserve Board") for the year ended December 31, 1995, of each member of Holding's consolidated group required to file such reports, (d) all call reports, including all amendments thereto, made to the Federal Deposit Insurance Corporation (the "FDIC") and the Department of Banking and Finance, Office of the Comptroller of Florida (the "Florida Comptroller") since December 31, 1992, of each member of Holding's consolidated group required to file such reports and (e) all annual communications (including any proxy information statements relating to meetings of Holding's or the Bank's shareholders) disseminated to



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Holding's or the Bank's  shareholders  or presented to either of their Boards of
Directors at any time since December 31, 1992.

                  The Financial Statements and the Interim Financial Statements have been (and all financial statements delivered to Whitney as required by this Agreement will be) prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP the consolidated results of operations of Holding's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call and other regulatory reports referred to above have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Interim Financial Statements (the "Latest Balance Sheet"), no member of Holding's consolidated group had, nor are any of any such member's assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured) which is not reflected and adequately reserved against in accordance with GAAP. No report, including any report filed with the Federal Reserve Board, the FDIC or the Florida Comptroller, or other report, proxy statement or offering materials made or given to shareholders of Holding or Bank, as of the respective dates thereof, contained, and no such report, proxy statement, offering materials or report to shareholders filed, made or disseminated after the date of this Agreement will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and Interim Financial Statements are supported by and consistent with a general ledger and detailed trial balances of investment securities, loans and commitments, depositors' accounts and cash balances on deposit with other institutions, copies of which have been made available to Whitney.

         3.05. Loan and Investment Portfolios. All loans, discounts and financing leases (in which a member of Holding's consolidated group is lessor) reflected on the Latest Balance Sheet (a) were, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of its consolidated group, (b) are evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of the date of the Latest Balance Sheet (or a more recent date), and of the investment portfolios of each member of Holding's consolidated group as of such date, have been delivered to Whitney. Except as specifically noted on the loan schedule attached to the Schedule of Exceptions, no member of Holding's consolidated group is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by any member of Holding's consolidated group to be otherwise in material default for more than 30 days, (iii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by any member of Holding's consolidated group, the FDIC or the Florida Comptroller, (iv) an obligation of any director, executive officer or 10% shareholder of any member of Holding's consolidated group who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in violation of any law, regulation or rule of any governmental authority, other than those that are immaterial in amount.

         3.06. Adequacy of Allowances for Losses. Each of the allowances for losses on loans, financing leases and other real estate shown on the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to any member of Holding's consolidated group which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any such provisions for losses or a material decrease in any of the allowances therefor reflected in the Latest Balance Sheet. Each of the allowances for losses on loans, financing leases and other real estate reflected on the books of Holding's consolidated group at all times from and after the date of the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to any member of Holding's consolidated group which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any of such provisions for losses or a material decrease in the allowances therefor reflected in the Latest Balance Sheet.

         3.07. Absence of Certain Changes or Events. Since the date of the Latest Balance Sheet, no member of Holding's consolidated group has declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Holding's or Bank's capital stock except for Holding's regular $.03 per share quarterly dividend. Since the date of the Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of Holding's consolidated group. Except as may result from the transactions contemplated by this Agreement, no such member has, since the date of the Latest Balance Sheet:

                  (a) borrowed any money (except for funds, not to exceed $230,000, to be borrowed from the Federal Home Loan Bank to finance the lease of the Bank's 9 Mile Road Branch) or entered into any capital lease or, except in the ordinary course of business consistent with past practices, (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iii) sold, assigned or transferred any of its assets in excess of $100,000 in the aggregate, or (iv) incurred any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute or contingent);

                  (b) suffered any material damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

                  (c) experienced any material change in asset cncentrations as to customers or industries or in the nature and source of its liabilities or in the mix of interest-bearing versus non-interest bearing deposits;

                  (d) received notice or had knowledge or reason to believe that any material labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

                  (e) received notice or had any knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate such customer's relationship with it;

                  (f) failed to operate its business in the ordinary course consistent with past practices, or failed to preserve its business organization intact or to preserve the goodwill of its customers and others with whom it has business relations;

                  (g) incurred any material loss except for losses adequately reserved against on the date of this Agreement or on the Latest Balance Sheet and expenses associated with this transaction, or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of business;

                  (h) forgiven any debt owed to it, or canceled any of its claims or paid any of its noncurrent obligations or liabilities;

                  (i) made any capital expenditure or capital addition or betterment in excess of $25,000.00 (other than capital expenditures not exceeding the $150,000 in the aggregate associated with furniture, fixtures, equipment and the leasehold improvement and development costs for the Bank's 9 Mile Road Branch);

                  (j) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 8.0% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $30,000.00; provided, however, that nothing in this Section 3.07(j) shall prohibit the payment, subject to Whitney's concurrence that the written goals have been met, of deferred executive incentive pay for 1995 in an amount not exceeding $10,000 in the aggregate and the payment at or prior to Closing of 1996 executive incentive pay prorated through the Closing Date and paid thereon (not to exceed, in the aggregate, $55,000 prorated for the period January 1, 1996 through the Closing Date);

                  (k) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Financial Statements or the Interim Financial Statements;

                  (l) made any loan, given any discount or entered into any financing lease which has not been (i) made, at the time and under the circumstances in which made, for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by genuine notes, agreements or other evidences of indebtedness and (iii) fully reserved against in an amount sufficient in accordance with applicable regulatory guidelines to provide for all charge-offs reasonably anticipated in the ordinary course of business after taking into account all recoveries reasonably anticipated in the ordinary course of business; or

                  (m) entered into any agreement, contract or commitment to do any of the foregoing.

         3.08. Taxes. Each member of Holding's consolidated group has timely filed all federal, state and local income, franchise, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, has paid all taxes, interest payments and penalties as reflected therein which have become due, has made adequate provision for the payment of all such taxes accruable for all periods ending on or before the date of this Agreement (and will make such accruals through the Closing Date) to any city, county, state, the United States or any other taxing authority, and is not delinquent in the payment of any tax or material governmental charge of any nature. The consolidated federal income tax returns of Holding's consolidated group have not been audited by the Internal Revenue Service since prior to 1985. No audit, examination or investigation is presently being conducted or is presently being threatened by any taxing authority; no material unpaid tax deficiencies or additional liabilities of any sort have been proposed to any member of Holding's consolidated group by any governmental representative, and no agreements for extension of time for the assessment of any tax have been entered into by or on behalf of any member of Holding's consolidated group. Each such member has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in compliance with all tax withholding provisions of applicable federal, state and local laws (including, without limitation, income, social security and employment tax withholding for all forms of compensation).

         3.09. Title to Assets. (a) On the date of the Latest Balance Sheet, each member of Holding's consolidated group had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected on the Latest Balance Sheet, and has good and merchantable title to all real property and good and merchantable title to all other material properties and assets acquired since the date of the Latest Balance Sheet, in each case free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Latest Balance Sheet, which secure deposits of public funds as required by law or which secure advances received from time to time from the Federal Home Loan Bank; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Latest Balance Sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any of such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Each member of Holding's consolidated group owns, or has valid leasehold interests in, all material properties and assets used in the conduct of its business. Any real property and other material assets held under lease by any such member are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or and proposed to be made of such property by such member of such property.

                  (b) With  respect  to each  lease of any  real  property  or a material amount of personal property to which any member of Holding's consolidated group is a party, except for financing leases in which a member of such consolidated group is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Mergers will not constitute a default or a cause for termination or modification of such lease.

                  (c) No member of Holding's consolidated group has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

         3.10. Legal Matters. (a) To the knowledge of Holding, (i) there is no material claim, action, suit, proceeding, arbitration or investigation pending in any court or before or by any governmental agency or instrumentality or arbitration panel or otherwise, or threatened against any member of Holding's consolidated group nor (ii) do any facts or circumstances exist that would be likely to form the basis for any material claim against any member of Holding's consolidated group that, if adversely determined, would have a material adverse effect on Holding's consolidated group.

                  (b) Each member of Holding's consolidated group has complied in all material respects with and is not in default in any material respect under (and has not been charged or threatened with or come under investigation with respect to any charge concerning any material violation of any provision
of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality.

                  (c) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Holding's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

                  (d) No member of Holding's consolidated group is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority.

                  (e) To the knowledge of Holding, there is no claim, action, suit, proceeding, arbitration, or investigation, pending or threatened, in which any material claim or demand is made or threatened to be made against any member of Holding's consolidated group or any officer, director, advisory director or employee, in each case by reason of any person being or having been an officer, director, advisory director or employee of any such member.

         3.11. Employee Benefit Plans. (a) Except for the plans listed on the subsection of the Schedule of Exceptions that corresponds to this subsection (the "ERISA Plans"), no member of Holding's consolidated group sponsors, maintains or contributes to, and no such member has at any time sponsored, maintained or contributed to, any employee benefit plan that is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each of the ERISA Plans has been maintained and administered in all material respects in compliance with its terms, the provisions of ERISA and all other applicable laws, and, where applicable, the provisions of the Code. No ERISA Plan, including any "party in interest" or "disqualified person" with respect thereto has engaged in a nonexempt prohibited transaction under
Section 4975 of the Code or Section 502(i) of ERISA; there is no matter relating to any of the ERISA Plans pending or threatened, nor are there any facts or circumstances existing that could reasonably be expected to lead to (other than routine filings such as qualification determination filings), proceedings before, or administrative actions by, any governmental agency; there are no actions, suits or claims pending or threatened (including, without limitation, breach of fiduciary duty actions, but excluding routine uncontested claims for benefits) against any of the ERISA Plans or the assets thereof. Each member of Holding's consolidated group has complied in all material respects with the reporting and disclosure requirements of ERISA and the Code. None of the ERISA Plans is a multi-employer plan within the meaning of Section 3(37) of ERISA. A favorable determination letter has been issued by the Internal Revenue Service with respect to each ERISA Plan that is intended to be qualified under Section 401(a) of the Code and the Internal Revenue Service has taken no action to revoke any such letter and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. No member of Holding's consolidated group has sponsored, maintained or made contributions to any plan, fund or arrangement subject to Title IV of ERISA or the requirements of Section 412 of the Code or providing for medical benefits, insurance coverage or other similar benefits for any period extending beyond the termination of employment, except as may be required under the "COBRA" provisions of ERISA and the Code. No member of Holding's consolidated group is obligated to provide medical insurance after the termination of employment, except as to COBRA.

                  (b) Set forth on the subsection of the Schedule of Exceptions corresponding to this subsection is a true and complete list of each benefit plan and benefit arrangement of any member of Holding's consolidated group other than the ERISA Plans. True and complete copies of all plan (including ERISA Plan) documents and written agreements (including all amendments and modifications thereof), together with copies of any tax determination letters, trust agreements, summary plan descriptions, insurance contracts, investment management agreements and the three most recent annual reports on form series 5500 with respect to such plan or arrangement have been made available to Whitney.

                  (c) All group health plans of any member of Holding's consolidated group to which Section 4980B(f) of the Code or Section 601 of ERISA applies are in compliance in all material respects with continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA and any prior violations of such sections have been cured prior to the date hereof.

                  (d) Each plan, fund or arrangement previously sponsored or maintained by any member of Holding's consolidated group, or to which any member of Holding's consolidated group previously made contributions which has been terminated by any member of Holding's consolidated group was terminated in accordance with ERISA, the Code and the terms of such plan, fund or arrangement and no event has occurred and no condition exists that would subject any member of Holding's consolidated group, Whitney or the Acquiring Bank to any tax, penalty, fine or other liability as a result of, directly or indirectly, the termination of such plan, fund or arrangement.

                  (e) The current fair market value of the assets of each ERISA Plan subject to the provisions of Title IV of ERISA equals or exceeds the present value of the accrued benefits of each such plan as of the end of the most recent plan year, calculated on a termination and on-going basis, and there has been no material change likely to change the funding status of any such plan. No funding deficiency within the meaning of Section 412 of the Code exists with respect to any ERISA Plan. All contributions required or accrued under the terms of any plan (including any ERISA Plan) have been made and all insurance premiums required or accrued under the terms of any plan (including any ERISA plan) have been paid as of the date hereof.

                  (f) The transactions contemplated by the loan agreements dated March 11, 1988 and February 22, 1994 with Barnett Bank and the loan agreements dated July 2, 1991, March 9, 1992 and June 5, 1992 with Compass Bank (the "ESOP") (the "Loan") constitute an exempt loan within the meaning of Section 4975(3) of the Code. Neither the acquisition of securities with the proceeds of the Loan nor the retention of such securities constitutes a breach of fiduciary duty within the meaning of Section 404(a) of ERISA. The ESOP has been created, organized and administered in accordance with the requirements applicable to employee stock ownership plans as defined in Section 401(a) and 4975(e)(7) of the Code. The securities acquired by the ESOP with the proceeds of the Loan have the status of "qualifying employer securities" as that term is defined in
Section 4975(e) of the Code and "employer securities" as that term is defined in
Section 490(1) of the Code. The Loan is not in default as of the date hereof and the execution of the transactions contemplated hereby will not result in a breach of or a default under the agreements evidencing the Loan.

         3.12. Insurance Policies. Each member of Holding's consolidated group maintains in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered by it to be adequate. An accurate list of all such insurance policies is attached to the Schedule of Exceptions. No member of Holding's consolidated group is now liable, nor has any such member received any notice of any material retroactive premium adjustment. All policies are valid and enforceable and in full force and effect, and no member of Holding's consolidated group has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no member of Holding's consolidated group has been refused any basic insurance coverage sought or applied for (other than certain exclusions for coverage of certain events or circumstances as stated in such polices), and no such member has reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought as favorable as those presently in effect.

         3.13. Agreements. (a) No member of Holding's consolidated group is aparty to:

                           (i)      any collective bargaining agreement;

                           (ii)     other than the employee benefits and plans
referred to in the section of the Schedule of Exceptions that corresponds to subsection 3.11 of this Agreement, any employment or other agreement or contract with or commitment to any employee except (x) the agreements, arrangements, policies and practices referred to in the exceptions to subparagraph (j) of subsection 3.07 of this Agreement, (y) such agreements as are terminable without penalty upon not more than 30 days notice by the employer and (z) the Employment Protection Agreement dated July 22, 1991 between Bank and Jerry W. Morrison, as amended to change the annual term to be January 1 to December 31, and there are no deferred executive or
nonqualified   deferred  compensation   arrangements   (including  split  dollar
obligations and the like);

                           (iii)    any obligation of guaranty or
indemnification except such indemnification of officers, directors, employees and agents of Holding's consolidated group as on the date of this Agreement may be provided in their respective articles of incorporation or association and by-laws (and no indemnification of any such officer, director, employee or agent has been authorized, granted or awarded), except if entered into in the ordinary course of business with respect to customers of any member of Holding's consolidated group, letters of credit, guaranties of endorsements and guaranties of signatures;

                           (iv)     any agreement, contract or commitment which
is or if performed will be materially adverse to the financial condition, results of operations or business of Holding's consolidated group; or

                           (v)      any agreement, contract or commitment
containing any covenant limiting the freedom of any member of Holding's consolidated group (x) to engage in any line of business permitted by regulatory authorities, (y) to compete with any person in a line of business permitted by applicable regulatory guidelines to be engaged in by bank holding companies or Florida chartered state banks or (z) to fulfill any of its requirements or needs for services or products (including, for example,contracts with vendors to supply customers with credit insurance); or

                           (vi)     any written agreement, memorandum, letter,
order or decree, formal or informal,with any federal or state regulatory agency.

                  (b) The subsection of the Schedule of Exceptions that corresponds to this subsection contains a list of each material agreement, contract or commitment (except those entered into in the ordinary course of business with respect to loans, lines of credit, letters of credit, depositor agreements, certificates of deposit and similar banking activities and equipment maintenance agreements which are not material) to which any member of Holding's consolidated group is a party or which affects any such member. To Holding's knowledge, no member of Holding's consolidated group has in any material respect breached, nor is there any pending or threatened claim that it has materially breached, any of the terms or conditions of any of such agreements, contracts or commitments or of any material agreement, contract or commitment that it enters into after the date of this Agreement. No member of Holding's consolidated group is in material violation of any written agreement, memorandum, letter, order or decree, formal or informal, with any federal or state regulatory agency.

         3.14. Licenses, Franchises and Governmental Authorizations. Each member of Holding's consolidated group possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business. The deposits of Bank are insured by the FDIC to the extent provided by applicable law, and there are no pending or threatened proceedings to revoke or modify that insurance or for relief under 12 U.S.C. Section 1818.

         3.15. Corporate Documents. Holding has delivered to Whitney, with respect to each member of Holding's consolidated group, true and correct copies of its articles of incorporation or articles of association, and its by-laws, all as amended. All of the foregoing and all of the corporate minutes and stock transfer records of each member of Holding's consolidated group are current, complete and correct in all material respects.

         3.16. Certain Transactions. No past or present director, executive officer or five percent shareholder of any member of Holding's consolidated group has, since January 1, 1991, engaged in any transaction or series of transactions which, if such member had been subject to Section 14(a) of the Exchange Act, would have been required to be disclosed pursuant to Item 404 of Regulation S-K of the Rules and Regulations of the SEC.

         3.17. Broker's or Finder's Fees. Except for Allen C. Ewing & Company, investment bankers, which will receive an amount not in excess of one-half of 1% (or approximately $70,000) of the consideration for the Mergers (excluding any portion of the consideration attributable to the Added Capital) in connection with its rendering of financial advice, payable in accordance with the terms of that certain letter agreement dated April 8, 1996 between Holding and Allen C. Ewing & Company, a true and correct copy of which has been provided to Whitney, no agent, broker, investment banker, investment or financial advisor or other person acting on behalf of any member of Holding's consolidated group is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

         3.18. Environmental Matters. (a) (i) Each member of Holding's consolidated group has obtained all material permits, licenses and other authorizations that are required to be obtained by it under any applicable Environmental Law Requirements (as hereinafter defined) in connection with the operation of its businesses and ownership of its properties (collectively, the "Subject Properties"), including without limitation, to the knowledge of Holding, properties acquired by foreclosure or in settlement of loans;

                           (ii)     Each member of Holding's consolidated group
is in compliance with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements;

                           (iii)    There are no past or present events,
conditions, circumstances, activities or plans by any member of Holding's consolidated group related in any manner to any member of Holding's consolidated group or the Subject Properties that did or would violate or prevent compliance or continued compliance with any of the Environmental Law Requirements, or give rise to any Environmental Liability, as hereinafter defined;

                           (iv)     To Holding's knowledge, there is no civil,
criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened by any person against any member of Holding's consolidated group, or any prior owner of any of the Subject Properties which relates to the Subject Properties and relates in any way to
any   Environmental   Law  Requirement  or  seeks  to  impose  any Environmental
Liability; and

                           (v)      To Holding's knowledge, no member of
Holding's consolidated group is subject to or responsible for any material Environmental Liability which is not set forth and adequately reserved against on the Latest Balance Sheet.

                  (b)  "Environmental  Law  Requirement"  means  all  applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation: (A) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature; (B) all requirements pertaining to protection of the health and safety of employees or the public; and (C) all requirements pertaining to the (i)
drilling, production, and abandonment of oil and gas wells, (ii) the transportation of produced oil and gas, and (iii) the remediation of sites related to that drilling, production or transportation.

                  (c) "Hazardous Materials" shall mean: (A) Any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section 9601, et seq.) ("CERCLA") as amended from time to time, or regulations promulgated thereunder; (B) asbestos; (C) polychlorinated biphenyls; (D) any "regulated substance" as defined by 40 C.F.R. Section 280.12, or the FL Ad. Code, Title 62, Chapter 62-761 and Sec. 62-761.200; (E) any naturally occurring radioactive material ("NORM"), as defined by applicable federal or state laws or regulations as amended from time to time, irrespective of whether the NORM is located in Florida or another jurisdiction; (F) any non-hazardous oilfield wastes ("NOW") defined under applicable federal or state laws or regulations, irrespective of whether those wastes are located in Florida or another jurisdiction; (G) any substance the presence of which on the Subject Properties is prohibited by any lawful rules and regulations of legally constituted authorities from time to time in force and effect relating to the Subject Properties; and (H) any other substance which by any such rule or regulation requires special handling in its collection, storage, treatment or disposal.

                  (d) "Environmental Liability" shall mean (i) any liability or obligation arising under any Environmental Law Requirement, or (ii) any liability or obligation under any other theory of law or equity (including without limitation any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         3.19. Compliance with Laws. Each member of Holding's consolidated group is in compliance with all applicable laws, rules, regulations, orders, writs, judgments and decrees the noncompliance with which reasonably could be expected to have a material adverse effect on the financial condition, results of operations or business of Holding's consolidated group taken as a whole. There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Holding's consolidated group as a result of examination by any bank or bank holding company regulatory authority, except those cited in examination reports previously submitted to, and reviewed by, Whitney.

         3.20. Intellectual Property. Each member of Holding's consolidated group owns all trademarks, tradenames, service marks and other intellectual property that is material to the conduct of its business.

         3.21. Community Reinvestment Act. Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, have CRA ratings of not less than "satisfactory," and have received no material criticism from regulators with respect to discriminatory lending practices, and have no knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than "satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

         3.22. Accuracy of Statements. No warranty or representation made or to be made by any member of Holding's consolidated group in this Agreement or in any document furnished or to be furnished by any member of Holding's consolidated group pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in subsection 5.14 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         Section 4. Representations and Warranties of Whitney and the Acquiring Bank

                  Whitney and the Acquiring Bank represent and warrant to Holding and Bank that as of the date hereof and as of the Closing Date:

         4.01. Consolidated Group; Organization; Qualification. "Whitney's consolidated group," as such term is used in this Agreement, consists of Whitney and Whitney National Bank ("WNB") and will include the Acquiring Bank upon its formation and, in addition includes Whitney Bank of Alabama and several other subsidiaries. Whitney is a corporation duly organized and validly existing under the laws of the State of Louisiana and is a bank holding company within the meaning of the Bank Holding Company Act. WNB is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America. Whitney has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations or business.

                  Pursuant to Section 1.01(a) of this Agreement, Whitney intends to charter the Acquiring Bank and cause it to merge with Bank. At Closing, the Acquiring Bank will be a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Acquiring Bank will have all requisite corporate power and authority to own and lease its property and to carry on its business as it is intended to be conducted and to execute and deliver this Agreement and the Bank Merger Agreement and to consummate the transactions contemplated hereby and thereby, and will be qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations or business.

         4.02. Capital Stock. As of the date of this Agreement, the authorized capital stock of Whitney consists of 40,000,000 shares of Whitney Common Stock. As of March 31, 1996, 17,024,694 shares of Whitney Common Stock were issued and outstanding and 561,929 shares were held in its treasury. All issued and outstanding shares of capital stock of Whitney have been duly authorized and are validly issued, fully paid and non-assessable. All issued and outstanding shares of capital stock of the Acquiring Bank will be duly authorized and validly issued, fully paid and (except as provided in 12 U.S.C. Section 55) non-assessable. Upon the formation of the Acquiring Bank, Whitney will own all of the issued and outstanding shares of capital stock of the Acquiring Bank free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances.

         4.03. Corporate Authorization; No Conflicts. All corporate acts and other proceedings required of Whitney for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Merger have been, or will be prior to Closing, validly and appropriately taken. All corporate acts and other proceedings required of the Acquiring Bank for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Bank Merger will be validly and appropriately taken prior to Closing. Subject to such regulatory approvals as are required by law, this Agreement and the Bank Merger Agreement are, and in the case of the Acquiring Bank will be, legal, valid and binding obligations of Whitney and the Acquiring Bank as the case may be, and are, and in the case of the Acquiring Bank will be, enforceable against them in accordance with the respective terms of such agreements, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each of Whitney and the Acquiring Bank, neither the execution, delivery or performance of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or by-laws (or comparable documents) or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

         4.04. Financial Statements; Reports and Proxy Statements. (a) Whitney has delivered to Holding true and complete copies of (i) the consolidated balance sheets as of December 31, 1995 and December 31, 1994 of Whitney and its consolidated subsidiaries, the related consolidated statements of operations, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto, as presented in Whitney's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC (collectively, the "Whitney Financial Statements") and (ii) the unaudited consolidated balance sheet as of March 31, 1996 of Whitney and its consolidated subsidiaries and the related unaudited statements of operations and cash flows for the three month period then ended (collectively, the "Whitney's Interim Financial Statements").

                  (b) The Whitney Financial Statements and the Whitney Interim Financial Statements have been prepared in conformity with GAAP applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP, the consolidated results of operations of Whitney's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call and other regulatory reports have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Whitney Interim Financial Statements (the "Whitney Latest Balance Sheet"), no member of Whitney's consolidated group had, nor were any of any of such member's assets subject to, any material liability, commitment, indebtedness or obligation (whether absolute, contingent, matured or unmatured), which is not reflected and adequately reserved against in the Whitney Latest Balance Sheet in accordance with GAAP. No report filed with Federal Reserve Board or other bank regulatory body, as of the respective dates thereof, contained and no such report filed after the date of this Agreement will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.05. Legality of Whitney Securities. All shares of Whitney Common Stock to be issued pursuant to the Mergers have been duly authorized and, when so issued, will be validly and legally issued, fully paid and non-assessable, and will be, at the time of their delivery, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights.

         4.06. SEC Reports. Whitney has previously delivered to Holding an accurate and complete copy of the following Whitney reports filed with the SEC pursuant to the Exchange Act: (a) annual reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 and (b) proxy statements for the years 1993, 1994 and 1995; as of their respective dates, no such Report or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Whitney has timely filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act.

         4.07. Absence of Certain Changes or Events. Since the date of the Whitney Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.

         4.08. Legal Matters. (a) There are no material actions, suits, proceedings, arbitrations or investigations pending or, to Whitney's knowledge threatened, against any member of Whitney's consolidated group which would be required to be disclosed in a Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K of the SEC's Rules and Regulations that are not so disclosed.

                  (b) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Whitney's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

                  (c) No member of Whitney's consolidated group is subject to any written agreement, memorandum or order or decree with or by any bank or bank holding company regulatory authority.

         4.09. Accuracy of Statements. No warranty or representation made or to be made by any member of Whitney's consolidated group in this Agreement or in any document furnished or to be furnished by any member of Whitney's consolidated group pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in Subsection 5.14 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         Section 5. Covenants and Conduct of Parties Prior to the Effective Date. The parties further covenant and agree as follows:

         5.01. (a) Investigations; Planning. Each member of Holding's consolidated group shall continue to provide to Whitney and the Acquiring Bank and to their authorized representatives full access during all reasonable times to its premises, properties, books and records (including, without limitation, all corporate minutes, stock transfer records and, subject to compliance with ss.655.057 of the Florida Banking Code, regulatory examination reports), and to furnish Whitney and the Acquiring Bank and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Whitney and the Acquiring Bank shall from time to time reasonably request. Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of the business of Holding's consolidated group. Each member of Holding's consolidated group agrees to cooperate with Whitney and the Acquiring Bank in connection with planning for the efficient and orderly combination of the parties and the operation of Whitney and the Acquiring Bank after consummation of the Mergers. In the event of termination of this Agreement prior to the Effective Date, Whitney shall, except to any extent necessary to assert any rights under this Agreement or the Bank Merger Agreement, return, without retaining copies thereof, or destroy (and certify to same under penalty of perjury) all confidential or non-public documents, work papers and other materials obtained from Holding's consolidated group in connection with the transactions contemplated hereby and shall keep such information confidential, not disclose such information to any other person or entity except as may be required by legal process, and not use such information in connection with its business, and shall cause all of its employees, agents and representatives to keep such information confidential and not to disclose such information or to use it in connection with its business, in each case unless and until such information shall come into the public domain through no fault of Whitney and the Acquiring Bank. Whitney and the Acquiring Bank shall continue to provide Holding's executive officers with access to their respective executive officers, during normal business hours and upon reasonable notice, to discuss the business and affairs of Whitney and the Acquiring Bank to the extent customary in transactions of the nature contemplated by this Agreement.

                  (b) Delivery of Schedules of Exceptions; Due Diligence. Whitney and Holding stipulate that they have entered into this Agreement prior to Holding's delivery of its consolidated group's Schedule of Exceptions and prior to Whitney's completion of Whitney's customary due diligence investigation of Holding. Holding shall deliver to Whitney, on or before the 14th day following the date hereof, its consolidated group's Schedule of Exceptions. Upon such delivery, such Schedules shall be initialed on behalf of Whitney and Holding, shall be appended hereto and shall form a part hereof for all purposes. If Holding fails to deliver its consolidated group's Schedule of Exceptions on or before the 14th day following the date hereof, Whitney may terminate this Agreement without liability by giving written notice of termination to Holding. Whitney's due diligence review shall be concluded during a 21 calendar day period commencing on the first business day following Holding's delivery to Whitney of its Schedule of Exceptions as provided herein (the "Review Period"). At or prior to expiration of the Review Period, Whitney shall elect, by written notice to Holding, to either (a) proceed to the Closing (subject to the satisfaction or waiver of all other conditions to Closing) or (b) terminate the Agreement (without liability to Holding or Bank) if, in its sole and absolute discretion, it is not satisfied with the results of such due diligence review or for any other reason. Absent timely delivery of written notice electing to terminate this Agreement, Whitney shall be deemed to have elected to proceed to the Closing, subject to all other terms and conditions of this Agreement.

         5.02. Cooperation and Best Efforts. Each of the parties hereto will cooperate with the other parties and use its best efforts to (a) procure all necessary consents and approvals of third parties, (b) complete all necessary filings, registrations, applications, schedules and certificates, (c) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Mergers and the transactions contemplated hereby and by the Bank Merger Agreement, and (d) effect the transactions contemplated by this Agreement and the Bank Merger Agreement at the earliest practicable date.

         5.03. Information for, and Preparation of, Registration Statement and Proxy Statement. Each of the parties hereto will cooperate in the preparation of the Registration Statement referred to in Section 5.14 and a proxy statement of Holding and Bank (the "Proxy Statement") which complies with the requirements of the Securities Act, the rules and regulations promulgated thereunder and other applicable federal and state laws, for the purpose of registering the Whitney Common Stock to be issued in the Mergers and submitting this Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby to Holding's shareholders for approval. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it and its subsidiaries as any of the other parties may reasonably request for the purpose of including such data and information in the Registration Statement and the Proxy Statement.

         5.04. Approval of Bank Merger Agreement. Whitney, as the sole shareholder of the Acquiring Bank, shall take all action necessary to effect shareholder approval of the Bank Merger Agreement.

         5.05. Press Releases. Whitney and Holding will cooperate with each other in the preparation of any press releases announcing the execution of this Agreement or the consummation of the transactions contemplated hereby. Without the prior written consent of the chief executive officer of the other party, no member of Holding's consolidated group or Whitney's consolidated group will issue any press release or other written statement for general circulation relating to the transactions contemplated hereby, except as may otherwise be required by law and, if practical, prior notice of such release is provided to the other parties. Whitney agrees that it will make a press release with respect to the results of operations of Whitney and its consolidated group as promptly as practicable following receipt of financial results covering at least thirty
(30) days of post-mergers combined operations of Whitney to permit the termination of the limitations set forth in the Shareholder Commitments on the ability of each person referred to in Section 5.10 to resell shares of Whitney Common Stock in a manner inconsistent with Whitney's ability to account for the Mergers as a pooling of interests.

         5.06. Preservation of Business. To the extent consistent with sound business practices, each member of Holding's consolidated group will use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business to preserve the goodwill of customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement.

         5.07. Conduct of Business in the Ordinary Course. Each member of Holding's consolidated group shall conduct its business only in the ordinary course consistent with past practices, and shall not, without the prior written consent of the chief executive officer of Whitney or his duly authorized designee:

                  (a) declare, set aside, increase or pay any dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of or issue any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock, provided that this subparagraph shall not prevent the payment by Holding of regular quarterly dividends of $.03 per share or any issuance of shares of Holding Common Stock upon exercise of the 1996 Warrants;

                  (b) amend its articles of incorporation or by-laws or adopt or amend any resolution or agreement concerning indemnification of its directors or officers;

                  (c) enter into or modify any agreement so as to require the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees except such agreements as are terminable at will without any penalty or other payment by it, or increase the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar benefits and payments) of any such person in any manner inconsistent with its past practices;

                  (d) except as described in the Schedule of Exceptions or except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrance, except those of the character described in subsection 3.09 hereof, or cancel any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

                  (e) acquire another business or merge or consolidate with another entity, or sell or otherwise dispose of a material part of its assets or, except in the ordinary course of business consistent with past practices or as described in the Schedule of Exceptions;

                  (f) commit any act that is intended or reasonably may be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Mergers set forth in Section 6 not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (g) commit or fail to take any act which act or omission is intended or reasonably may be expected to result in a material breach or violation of any applicable law, statute, rule, governmental regulation or order;

                  (h) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

                  (i) fail to pay, or to make adequate provision in all material respects for the payment of, all taxes, interest payments and penalties due and payable (for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, county, state, the United States or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established;

                  (j) dispose of investment securities in amounts or in a manner inconsistent with past practices; or make investments in non-investment grade securities or which are inconsistent with past investment practices;

                  (k)      enter into any new line of non-banking business;

                  (l) (i) except as described in the Schedule of Exceptions, charge off (except as may otherwise be required by law or by regulatory authorities or by GAAP consistently applied) or sell (except for a price not materially less than the value thereof) any of its portfolio of loans, discounts or financing leases, or (ii) except as set forth on Schedule of Exceptions, sell any asset held as other real estate or other foreclosed assets for an amount materially less than 100% of its book value at the date of the Latest Balance Sheet;

                  (m) make any extension of credit which, when added to all other extensions of credit to a borrower and its affiliates, would exceed Holding's or Bank's applicable regulatory lending limits;

                  (n) take or cause to be taken any action which would disqualify the Mergers as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; or

                  (o)      agree or commit to do any of the foregoing.

         5.08. Additional Information. Holding and Bank will provide Whitney (a) with prompt written notice of any material adverse change in the financial condition, results of operations, business or prospects of any member of Holding's consolidated group, any material breach by Holding or Bank of any of its warranties, representations or covenants in this Agreement, or any material action taken or proposed to be taken with respect to Holding or Bank by any regulatory agency, (b) as soon as they become available, copies of any financial statements, reports and other documents of the type referred to in Section 3.04 with respect to Holding or Bank, and (c) promptly upon its dissemination, any report disseminated to Holding's or Bank's shareholders. Whitney will provide Holding and Bank (a) with prompt written notice of any material breach by Whitney of any of its warranties, representations or covenants in this Agreement and (b) as soon as they become available, copies of any reports or other documents of the type referred to in Section 4.06 of this Agreement with respect to Whitney.

         5.09. Shareholder Approval. Holding's Board of Directors shall submit this Agreement to its shareholders for approval in accordance with the applicable law, together with its recommendation that such approval be given, at a special meeting of the shareholders of Holding duly called and convened for that purpose as soon as practicable after the effective date of the Registration Statement. Bank will submit this Agreement and the Bank Merger Agreement to Bank's shareholders for approval in accordance with the applicable law at a meeting duly called and convened for that purpose as soon as practicable. At such meeting, Holding will, if the shareholders of Holding shall have so approved this Agreement, vote all shares of Bank Common Stock held by it "for" approval of the Bank Merger. The foregoing meetings will, if practicable, be held on the same date but, in any event, the Bank meeting will not be convened until the Holding meeting has been finally adjourned.

         5.10. Restricted Whitney Common Stock. Holding will use its best efforts to obtain as soon as practicable but in no event later than 30 days prior to the Closing Date an agreement from each person who is a director, executive officer or 5% beneficial owner of securities of Holding or Bank who will receive shares of Whitney Common Stock by virtue of the Mergers to the effect that such person will not dispose of any Holding Common Stock, Bank Common Stock, 1996 Warrants held by them or any Whitney Common Stock they receive pursuant to the Mergers (a) in a manner that would disqualify the transactions contemplated hereby from pooling of interests accounting treatment or (b) in the case of Whitney Common Stock received pursuant to the Mergers, in violation of Rule 145 of the Securities Act or the rules and regulations of the SEC thereunder.

         5.11. Loan Policy. No member of Holding's consolidated group will make any loans, or enter into any commitments to make loans, which vary other than in immaterial respects from its written loan policies, a true and correct copy of which loan policies will be provided to Whitney concurrently with Holding's Schedule of Exceptions, provided that this covenant shall not prohibit Bank from extending or renewing credit or loans in the ordinary course of business consistent with past lending practices or in connection with the workout or renegotiation of loans in its loan portfolio on the date hereof.

         5.12. No Solicitations. (a) Prior to the Effective Time or until the termination of this Agreement, no member of Holding's consolidated group shall, without the prior approval of Whitney, directly or indirectly, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent required in the written opinion of its counsel to discharge properly its fiduciary duties to Holding's consolidated group and its shareholders, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of its assets, or of a substantial equity interest in it, or any business combination with it, other than as contemplated by transaction of the type that is referred to in clauses (B) (i), (ii) and (iii) of subparagraph (f) of subsection 7.01 of this Agreement (and in no event will any such information be supplied except pursuant to a confidentiality agreement in form and substance substantially the same as the confidentiality agreement between Holding and Whitney); and each such member shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above, and will notify Whitney immediately if any such inquiries or proposals are received by it, any such information is requested from it, or any such negotiations or discussions are sought to be initiated with it or any of its officers, directors, agents and affiliates; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Holding or Bank from taking any action that in the written opinion of counsel of Holding or Bank is required by law or is required to discharge his fiduciary duties to Holding's consolidated group and its shareholders.

                  (b) Neither the Board of Directors of Holding or Bank, nor any committee thereof, shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Whitney, the approval or recommendation to shareholders of this Agreement or the Mergers, (ii) approve or recommend, or propose to recommend any takeover proposal with respect to Holding or Bank, except such action that is required in the written opinion of its counsel to discharge its fiduciary duties to Holding's consolidated group and its shareholders, or (iii) modify or waive or release any party from any provision of, or fail to enforce any provision of, if Whitney so requests such enforcement, any confidentiality agreement entered into by Holding or Bank with any prospective acquiror after the date of this Agreement or within two years prior to such date.

         5.13. Operating Functions. Each member of Holding's consolidated group agrees to cooperate in the consolidation of appropriate operating functions with Whitney to be effective on the Effective Date, provided that the foregoing shall not be deemed to require any action that, in the opinion of such member's Board of Directors, would adversely affect its operations if the Mergers were not consummated.

         5.14. Whitney Registration Statement. (a) Whitney will prepare and file on Form S-4 a registration statement (the "Registration Statement") under the Securities Act (which will include the Proxy Statement) complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the Whitney Common Stock that will be issued to the holders of Holding Common Stock and Bank Common Stock pursuant to the Mergers. Whitney shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Whitney Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby. As a result of the registration of the Whitney Common Stock pursuant to the Registration Statement, such stock shall be freely tradeable by the shareholders of

Holding except to the extent that the transfer of any shares of Whitney Common Stock received by shareholders of Holding is subject to the provisions of Rule 145 under the Securities Act or restricted under applicable tax or pooling of interests rules.

                  (b) Whitney will indemnify and hold harmless each member of Holding's consolidated group and each of their respective directors, officers and other persons, if any, who control Holding within the meaning of the Securities Act from and against any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Whitney shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with information written furnished to Whitney by or on behalf of any member of Holding's consolidated group or any officer, director or affiliate of any such member for use therein.

         5.15. Application to Regulatory Authorities. Whitney shall prepare, as promptly as practicable, all regulatory applications and filings which are required to be made with respect to the Mergers.

         5.16. Revenue Ruling. Whitney may elect to prepare (and in that event Holding shall cooperate in the preparation of) a request for a ruling from the Internal Revenue Service with respect to certain tax matters in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement.

         5.17. Bond for Lost Certificates. Upon receipt of notice from any of its shareholders that a certificate representing Holding Common Stock or Bank Common Stock has been lost or destroyed and prior to issuing a new certificate, Holding or Bank, as the case may be, shall require such shareholder to post a bond in such amount as is sufficient to support the shareholder's agreement to indemnify Holding or Bank against any claim made by the owner of such certificate, unless Whitney agrees to the waiver of such bond requirement.

         5.18. Dissenters. Holding and Bank shall give Whitney (i) prompt written notice of, and a copy of, any instrument received by Holding or Bank with respect to the assertion or perfection of dissenters rights, and (ii) the opportunity to participate in any and all negotiations and proceedings with respect to dissenters rights, should Whitney desire to do so.

         5.19. Withholding. Whitney shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Holding Common Stock or Bank Common Stock after the Effective Time such amounts as Whitney may be required by law to deduct and withhold therefrom. All such deductions and withholdings shall be deemed for all purposes of this Agreement and the Bank Merger Agreement to have been paid to the person with respect to whom such deduction and withholding was made.

         5.20. Employees and Certain Other Matters. All employees of Holding and Bank at the Effective Time shall become employees of the Acquiring Bank. Whitney and the Acquiring Bank retain the right to terminate any such employee, and to modify the job duties, compensation and authority of such employee. At the Effective Time, all persons then employed by Holding and Bank shall be eligible for such employee benefits as are generally available to employees of Whitney's Louisiana and Alabama banking subsidiaries having like tenure, officer status and compensation levels except (i) all executive and senior level management bonuses, stock options, restricted stock and similar benefits shall be at the discretion of the Acquiring Bank's Compensation Committee and (ii) all Holding and Bank employees who are employed at the Effective Time shall be given full credit for all prior service as employees of Holding or Bank provided, however, that all such employees shall be treated as newly hired Acquiring Bank employees (i.e., prior service credit with Holding and Bank shall not be considered in determining future benefits under Whitney's or Whitney's banking subsidiaries defined benefit pension plan) for all purposes of Whitney's or Whitney's Louisiana and Alabama banking subsidiaries' defined benefit pension plan.

         5.21. Continuing Indemnity; Insurance. Whitney covenants and agrees that:

                  (a) All rights to indemnification and all limitations of liability existing in favor of indemnified parties under Holding's Articles of Incorporation and By-Laws and in the Articles of Incorporation and By-Laws of Bank (as the case may be) as in effect as of the date of this Agreement with respect to matters occurring prior to or at the later to occur of the Effective Time or the effective time of the Bank Merger shall survive the Mergers and shall continue in full force and effect, without any amendment thereto, for a period of three (3) years from such applicable effective time; provided, however, that all rights to indemnification in respect of any claim asserted or made as to which Whitney is notified within such period shall continue until the final disposition of such claim.

                  (b) Whitney shall use best efforts to cause the persons serving as officers and directors of Holding and Bank immediately prior to the Effective Time (in the case of Holding) and the effective time of the Bank Merger (in the case of Bank) to be covered for a period of three (3) years from such applicable effective time by the directors' and officers' liability insurance policy maintained by Holding and Bank with respect to acts or omissions occurring prior to or at the respective effective times which were committed by such officers and directors in their capacity as such; provided that Whitney may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such directors and officers, and, provided further that Whitney shall not be obligated to make premium payments for the insurance policies provided by this
Section 5.21 to the extent that such premiums exceed approximately two times the annual premium for such coverage in force prior to the Effective Date.

                  (c) If Whitney or any of its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Whitney shall assume the obligations set forth in this Section 5.21.

                  (d) The provisions of this Section 5.21 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         5.22. Century, Florida Branch. Whitney and the Acquiring Bank agree to operate the Century, Florida branch of the Bank ("Century Branch") for a period of not less than two years commencing on the Effective Date. The Acquiring Bank will not close or sell the Century Branch without first using its best efforts to offer it for sale under a purchase and assumption transaction to any bank owned by a group of local residents. For purposes of this Agreement, a "group of local residents" shall mean a group the majority of which is controlled by individuals residing within a thirty mile radius of Century, Florida.

         Section 6.  Conditions of Closing

         6.01. Conditions of All Parties. The obligations of each of the parties hereto to consummate the Mergers are subject to the satisfaction of the following conditions at or prior to the Closing:

                  (a) Shareholder Approval. This Agreement and the Bank Merger Agreement shall have been duly approved by the shareholders of Holding and Bank.

                  (b) Effective Registration Statement. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of any party, shall be contemplated, and Whitney shall have received all state securities laws permits and authorizations necessary to consummate the transactions contemplated hereby.

                  (c) No Restraining Action. No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or the Bank Merger Agreement or to obtain damages or other relief in connection with the execution of such agreements or the consummation of the transactions contemplated hereby or thereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Mergers.

                  (d) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the transactions contemplated by the Bank Merger Agreement and this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement shall have been received; and the terms of all requisite orders, consents and approvals shall then permit the effectuation of the Mergers without imposing any material conditions with respect thereto except for any such conditions that are acceptable to Whitney.

                  (e) Tax Opinion. Whitney and Holding shall have received the opinion of Arthur Andersen LLP, in form and substance reasonably satisfactory to both of them, as to certain tax aspects of the Mergers, including an opinion that the receipt of Whitney Common Stock by Holding's and Bank's shareholders will not be a taxable event to such shareholders.

         6.02. Additional Conditions of Whitney. The obligations of Whitney and the Acquiring Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Holding and Bank contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on and as of the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and each of Holding and Bank shall have in all material respects performed all obligations and complied with all covenants required by this Agreement and the Bank Merger Agreement to be performed or complied with by it at or prior to the Closing. In addition, each of Holding and Bank shall have delivered to Whitney and the Acquiring Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

                  (b) No Material Adverse Change. There shall not have occurred any material adverse change from the date of the Latest Balance Sheet to the Closing Date in the financial condition, results of operations or business of Holding's consolidated group. Without limiting the occurrences that would constitute such a material adverse change with respect to Bank, a decrease in the value of Bank's investment portfolio of more than 15% from its value on March 31, 1996 attributable to changes in general interest rate environment shall be deemed to constitute such a change.

                  (c)   Accountants'   Letters.   Whitney  shall  have  received
"comfort" letters from Saltmarsh, Cleveland & Gund, independent public accountants for Holding and Bank, dated, respectively, within three (3) days prior to the date of the Proxy Statement and within three (3) days prior to the Closing Date, in customary form for transactions of this sort and in substance satisfactory to Whitney.

                  (d) Opinion of Counsel. Whitney shall have received from James
J. Reeves, general counsel to Holding and Bank, opinions, dated as of the Closing Date, in form and substance satisfactory to Whitney. In giving such opinions, such counsel may rely as to questions of fact upon certificates of one or more officers of the members of Holding's consolidated group and governmental officials and on opinions of special counsel acceptable to Whitney as to matters of securities, employment or tax law.

                  (e) Tax Consequences of Mergers. Whitney shall have received satisfactory assurances from their independent accountants that the consummation of the Mergers will not be a taxable event to Whitney and the Acquiring Bank.

                  (f) Pooling of Interest. Prior to the expiration of the Review Period and within three (3) days prior to the Closing Date, Saltmarsh, Cleveland & Gund shall have rendered an opinion to Whitney, in form and substance satisfactory to Whitney, to the effect that, based upon the facts and circumstances then known to Saltmarsh, Cleveland & Gund, Whitney will be permitted to account for the Mergers as a pooling of interests. Neither Whitney's independent accountants nor the SEC shall have taken the position that the transactions contemplated by this Agreement and the Bank Merger Agreement do not qualify for pooling of interests accounting treatment.

                  (g) Shareholder's Commitment. A Shareholder's Commitment substantially in the form specified on Exhibit 6.02(g) hereto (as contemplated by Section 5.10) shall have been executed by each person who serves as an executive officer or director of Holding or Bank or who owns 5% or more of the Holding Common Stock outstanding; and Whitney shall have received from each such person a written confirmation dated not earlier than five days prior to the Closing Date to the effect that each representation made in such person's Shareholder's Commitment is true and correct as of the date of such confirmation and that such person has complied with all of his or her covenants therein through the date of such confirmation.

                  (h) Regulatory Action. No adverse regulatory action shall be pending or threatened against any member of Holding's consolidated group, including (without limitation) any proposed amendment to any existing agreement, memorandum, letter, order or decree, formal or informal, between any regulator and any member of Holding's consolidated group, if such action would or could impose any material liability on Whitney or interfere in any material respect with the conduct of the businesses of Whitney's consolidated group following the Mergers.

                  (i) Average Market Price. The Average Market Price of the Whitney Common Stock as calculated in accordance with Section 2.01 (but without regard to the proviso contained therein) shall not be more than $35.00, provided that Whitney may not terminate this Agreement pursuant to this Section 6.02(i) if Whitney has executed a definitive merger or other acquisition agreement as a result of which Whitney would cease to be an independent, public company.

         6.03. Additional Conditions of Holding and Bank. The obligations of Holding and Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Whitney and the Acquiring Bank contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and each of Whitney and the Acquiring Bank shall have in all material respects performed all obligations and complied with all covenants required by this Agreement and the Bank Merger Agreement to be performed or complied with by it at or prior to the Closing. In addition, each of Whitney and the Acquiring Bank shall have delivered to Holding and Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

                  (b) Opinion of Counsel. Holding and Bank shall have received from Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P., counsel for Whitney and the Acquiring Bank, an opinion, dated as of the Closing Date, customary in scope and in form and substance satisfactory to Holding and Bank. In giving such opinion, such counsel may rely as to questions of fact upon certificates of one or more officers of Whitney or members of Whitney's consolidated group, and governmental officials and as to matters of law other than Louisiana or federal law on the opinions of foreign counsel retained by them or Whitney.

                  (c) Opinion of Investment Bankers. Holding and Bank shall have received letters from Allen C. Ewing & Company dated the date of the mailing of the Proxy Statement to shareholders of Holding and Bank and dated the date of the meetings of the shareholders of Holding and Bank, in each case in form and substance satisfactory to Holding and Bank, confirming such financial advisor's prior opinion to the Boards of Directors of Holding and Bank to the effect that the consideration to be paid in the Mergers is fair to the shareholders of Holding and Bank from a financial point of view and that the allocation of the Maximum Deliverable Amount between the shareholders of Holding and the shareholders of Bank is fair from a financial point of view.

                  (d) Tax Opinion. Holding and Bank shall have received the opinion of Arthur Andersen LLP as to certain tax aspects of the transactions contemplated by this Agreement and the Bank Merger Agreement, in form and substance satisfactory to Holding and Bank.

                  (e) No Material Adverse Change. There shall not have occurred any material adverse change from Whitney's Latest Balance Sheet to the Effective Date in the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.

                  (f) Average Market Price. The Average Market Price of the Whitney Common Stock as calculated in accordance with Section 2.01 (but without regard to the proviso contained therein) shall not be less than $27.00.

         6.04. Waiver of Conditions. Any condition to a party's obligations hereunder may be waived by that party, other than the conditions specified in subparagraphs (a), (b) and (d) of subsection 6.01 hereof and the condition specified in subparagraph (c) of subsection 6.03 hereof. The failure to waive any condition hereunder shall not be deemed a breach of subsection 5.02 hereof.

         Section 7.  Termination

         7.01. Termination. This Agreement and the Bank Merger Agreement may be terminated and the Mergers contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the shareholders of Holding and Bank:

                  (a) Mutual Consent. By the mutual consent of the Boards of Directors of Whitney and Holding.

                  (b) Breach. By the Board of Directors of either Whitney or Holding in the event of a breach by any member of the consolidated group of the other of them of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the entity committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

                  (c) Abandonment. By the Board of Directors of either Whitney or Holding if (i) all conditions to Closing required by Section 6 hereof have not been met by or waived by Whitney or Holding by November 30, 1996, or (ii) any such condition cannot be met by November 30, 1996 and has not been waived by each party in whose favor such condition inures, or (iii) if the Mergers have not been consummated by November 30, 1996, provided that the failure to consummate the transactions contemplated hereby is not caused by the party electing to terminate pursuant to this clause (iii).

                  (d) Dissenting Shareholders. By Whitney, if the number of shares of Holding Common Stock and Bank Common Stock as to which the holders thereof are, at the time of the Closing, legally entitled to assert dissenting shareholders rights plus the number of such shares as to which the holders thereof are entitled to receive cash payments in lieu of fractional shares exceeds that number of shares of Holding Common Stock and Bank Common Stock that would preclude pooling of interests accounting for the Mergers.

                  (e) Shareholder Vote. By Whitney if this Agreement or the Company Merger fails to receive the requisite vote at any meeting of Holding shareholders called for the purpose of voting thereon, or if this Agreement or the Bank Merger Agreement fails to receive the requisite vote at any meeting of Bank shareholders called for the purpose of voting thereon.

                  (f) Holding Recommendation. By Whitney if the Board of Directors of Holding or Bank (A) shall withdraw, modify or change its recommendation to its shareholders of this Agreement or the Mergers or shall have resolved to do any of the foregoing; (B) shall have recommended to the shareholders of Holding or Bank (or in the case of (iii) approved) any of the following (being referred to herein as an "Acquisition Transaction") (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, transfer or other disposition of all or substantially all of the assets of any member of Holding's consolidated group; or (iii) any acquisition, by any person or group, of the beneficial ownership of 15% or more of any class of Holding capital stock; or (C) shall have made any announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (g) Prior to Notification Date. By Whitney by delivery of a notice to terminate this Agreement pursuant to Section 5.01(b).

                  (h) Acquisition Transaction. By Holding in the event Holding receives a written offer with respect to an Acquisition Transaction and the Board of Directors of Holding determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to Holding's shareholders than the transactions contemplated by this Agreement.

         7.02. Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Section 7, the Bank Merger Agreement shall also terminate, and this Agreement and the Bank Merger Agreement shall be void and of no effect, and there shall be no liability by reason of this Agreement or the Bank Merger Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of (i) an intentional breach of any representation, warranty or covenant in this Agreement prior to the date of termination, except if such breach was required by law or by any bank or bank holding company regulatory authority or (ii) a breach of any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: the second last sentence of subsection 5.01(a); subsection 7.02; subsection 7.03 and Section 8.

         7.03. Termination Fee. If this Agreement is terminated pursuant to 7.01(h), then Holding shall pay or cause to be paid to Whitney upon demand a fee of $786,000 (the "Termination Fee"), payable in same day funds.

         Section 8.  Miscellaneous

         8.01. Notices. Any notice, communication, request, reply, advice or disclosure (hereinafter severally and collectively "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the Bank Merger Agreement or the transactions herein or therein contemplated must be in writing and may be given or served by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same to the address of the person or entity to be notified, or by sending the same by a national commercial courier service (such as Airborne Express, Federal Express, Emery Air Freight, Network Courier, Purolator or the like) for next-day delivery provided such delivery is confirmed in writing by such courier. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person or by commercial courier shall be effective at the time of delivery. A party delivering notice shall endeavor to obtain a receipt therefor. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  If to Whitney or the Acquiring Bank:

                           Whitney Holding Corporation
                           Attention:  Mr. William Marks
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130

                  With copies to:

                           Whitney National Bank
                           Legal Department
                           Attention:  Joseph S. Schwertz, Jr.
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130

                  If to Holding or Bank:

                           Liberty Holding Company
                           Attention:  Jerry W. Morrison
                             President
                           201 N. Palafox
                           Pensacola, FL 32501
                           PERSONAL & CONFIDENTIAL

                  With copies to:

                           Mr. James J. Reeves
                           Attorney at Law
                           730 Bayfront Parkway, Suite 4-B
                           Pensacola, Florida 32501

         8.02. Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         8.03. Expenses. Except as otherwise provided herein, regardless of whether the Mergers are consummated, all expenses incurred in connection with this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby shall be borne by the party incurring them.

         8.04. Headings. The headings in this Agreement have been included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

         8.05. Annexes, Exhibits and Schedules. The annexes, exhibits and schedules to this Agreement are incorporated herein by this reference and expressly made a part hereof.

         8.06. Integrated Agreement. This Agreement, the Bank Merger Agreement, the exhibits and schedules hereto and all other documents and instruments delivered in accordance with the terms hereof constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understanding, restrictions, representations or warranties among the parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby.

         8.07. Choice of Law. The validity of this Agreement and the Bank Merger Agreement, the construction of their terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the United States and those of the State of Louisiana applicable to contracts made and to be performed wholly within such State, except to the extent that the laws of the State of Florida require this Agreement and the Bank Merger Agreement to be governed by the laws of that state.

         8.08. Parties in Interest. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be transferred or assigned by any member of either consolidated group without the prior written consent of the other parties hereto, including any transfer or assignment by operation of law. Nothing in this Agreement or the Bank Merger Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement or the Bank Merger Agreement, except as expressly provided for herein and therein.

         8.09. Amendment. The parties may, by mutual agreement of their respective Boards of Directors, amend, modify or supplement this Agreement, the Bank Merger Agreement, or any exhibit or schedule of any of them, in such manner as may be agreed upon by the parties in writing, at any time before or after approval of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby by the shareholders of the parties hereto. This Agreement and any exhibit or schedule to this Agreement may be amended at any time and, as amended, restated by the chief executive officers of the respective parties (or their respective designees) without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

         8.10. Counterparts. This Agreement may be executed by the parties in any number of counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         8.11. Non-Survival of Representations and Warranties; Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or warranty or covenant by the other party shall be not to close the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 6 hereof; provided, however, that the foregoing shall not be deemed to be a waiver of any claim for an intentional breach of a representation, warranty or covenant or for fraud except if such breach is required by law or by any bank or bank holding company regulatory authority; it being understood that a disclosure in any closing certificate provided in accordance with subparagraph (a) of subsection 6.02 or subparagraph
(a) of subsection 6.03 hereof concerning an inaccuracy of a representation or warranty shall not of itself be deemed to be an intentional breach of such representation or warranty. The covenants of the parties set forth herein shall survive the Effective Time in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


WHITNEY HOLDING CORPORATION

BY:  /s/ William L. Marks
     ----------------------
      William L. Marks
ITS:  Chairman and CEO


LIBERTY HOLDING COMPANY

BY:   /s/ Martha Wilder
     ----------------------
      Martha Wilder
ITS:  Chairman of the Board


LIBERTY BANK

BY:   /s/ Jerry W. Morrison
     -----------------------
      Jerry W. Morrison
ITS:  President and CEO

                                                             Exhibit 1.01(b) to
                                                   Agreement and Plan of Merger

                              CERTIFICATE OF MERGER
                                       OF
                             LIBERTY HOLDING COMPANY
                             (a Florida corporation)
                                  With And Into
                           WHITNEY HOLDING CORPORATION
                            (a Louisiana corporation)

                         (Filed pursuant to Section 112F
                   of the Louisiana Business Corporation Law)


         The undersigned, acting pursuant to Section 112F of the Louisiana Business Corporation Law ("LBCL"), hereby certifies that:

         First: The name and state of incorporation of each of the corporations that are parties to the merger to which this certificate relates (the "Constituent Corporations") are as follows:

          Name                                     State of Incorporation
          ----                                     -----------------------
Whitney Holding Corporation                               Louisiana
  Liberty Holding Company                                  Florida



         Second: An Agreement and Plan of Merger between the Constituent Corporations, among others (the "Agreement"), providing for the merger (the "Merger") of Liberty Holding Company ("Holding") with and into Whitney Holding Corporation ("Whitney") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 112 of the LBCL [and Section ____ of the Florida Business Corporation Law].

         Third: At the Effective Time (as defined in paragraph Seventh), Holding will merge with and into Whitney, which shall be the surviving corporation (sometimes referred to as the "Surviving Corporation") and the separate existence of Holding shall cease. The name of the Surviving Corporation shall be "Whitney Holding Corporation."

         Fourth: The articles of incorporation of Whitney, as in effect on the date this certificate is filed with the Secretary of State of Louisiana, shall continue in full force and effect as the articles of incorporation of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

         Fifth: A copy of the executed Agreement is on file at the principal place of business of the Surviving Corporation, located at 228 St. Charles Avenue, New Orleans, Louisiana 70130.

         Sixth: All provisions of the laws of the State of Louisiana [and Florida] applicable to the Merger have been complied with, and a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

         Seventh: This Certificate of Merger shall be effective at _______ a.m./p.m., _______________, 1996 (the "Effective Time").

         This Certificate of Merger is executed by the Surviving Corporation, acting through its President, this ____ day of _________________________, 1996.


                            [Signature lines omitted]

                                                              Exhibit 1.01(c) to
                                                    Agreement and Plan of Merger


                               AGREEMENT OF MERGER

                                       OF

                                  LIBERTY BANK

                                      INTO

                                 ACQUIRING BANK


         THIS AGREEMENT OF MERGER (this "Agreement") is made and entered into as of this ______ day of ______________________, 199___, between Liberty Bank, a
Florida state chartered bank, domiciled at Pensacola, Florida ("Target") and Acquiring Bank, a national banking association, organized under the laws of the United States ("Acquiring Bank" or the "Receiving Association").

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of Acquiring Bank and Target (collectively called the "Merging Associations") deem it advisable that Target be merged with and into Acquiring Bank (the "Merger"), as provided in this Agreement and in the Agreement and Plan of Merger dated __________________, 1996 (the "Plan"), among the Merging Associations, Whitney Holding Corporation, a Louisiana corporation ("Whitney") of which Acquiring Bank is a wholly-owned subsidiary, and Liberty Holding Company, a Florida corporation ("Holding"), which is the record and beneficial owner of 99.____% of Target's outstanding capital stock, which sets forth, among other things, certain representations, warranties, covenants and conditions relating to the Merger; and

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of the Merging Associations wish to enter into this Agreement and submit it to the respective shareholders of the Merging Associations for approval in the manner required by law and, subject to said approval and to approval by the Office of the Comptroller of the Currency (the "OCC") and the Department of Banking and Finance of the Office of the Comptroller of Florida being duly given and to such other approvals as may be required by law, to effect the Merger, all in accordance with the provisions of this Agreement.

         NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Merger, the parties hereto agree as follows:

         1. The Merger. At the Effective Time (as defined in Section 2 hereof), Target shall be merged with and into Acquiring Bank under the Articles of Association of Acquiring Bank, existing Charter No. ___________, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. ss.215a, et seq. and Florida Banking Code, ss.658:41. At the Effective Time, Acquiring Bank, the Receiving Association, shall continue to be a national banking association, and its business shall continue to be conducted at its main office in Pensacola, Florida, and at its legally established branches (including, without limitation, the legally established offices from which Target conducted business immediately prior to the Effective Time). The Articles of Association of Acquiring Bank shall not be altered or amended by virtue of the Merger, and the incumbency of the directors and officers of Acquiring Bank shall not be affected by the Merger nor shall any person succeed to such positions by virtue of the Merger.

         2. Effective Time. The Merger shall become effective at the time specified or permitted by the OCC in the certificate or other written record issued by the OCC (the "Effective Time").

         3.1 Conversion of Capital Stock of Target. (a) Subject to the provisions of this Section 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of Target common stock, par value $5.00 per share ("Target Common Stock"), shall be converted as follows: Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss.215a "Dissenters' Shares") and subject to the provisions of Section 3.1(e) relating to fractional shares, each outstanding share of Target Common Stock will be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Target Percentage (as hereinafter defined) of the Maximum Deliverable Amount, rounded up to the nearest whole number of shares, by the total number of shares of Target Common Stock issued and outstanding on the effective date of the Merger.

                  (b) For purposes of this Section 3, shares of Target Common Stock that are held by Holding or Target (other than shares held by Target in a fiduciary capacity other than for Holding), shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Merger.

                  (c) Certain Defined Terms. As used in this Section 3.1, the following terms shall have the meanings set forth below:

                           (i)      Purchase Price. The term "Purchase Price"
means $14,000,000, plus $5.25 for each share of Holding Common Stock duly and validly issued between the date of the Plan and the Effective Time upon the exercise of outstanding 1996 Warrants issued pursuant to that certain Private Offering Memorandum of Holding dated January 14, 1994 (the "1996 Warrants") and the payment in cash to Holding of the exercise price therefor (the "Added Capital").

                           (ii)     Maximum Deliverable Amount.  The term
"Maximum Deliverable Amount" means the quotient obtained by dividing the Purchase Price by the Average Market Price (as defined below).

                           (iii)    Target Percentage.  The term "Target
Percentage" means the percentage obtained by dividing (A) the dollar amount obtained by multiplying (x) $14,000,000, plus the Added Capital, minus the book value of all assets of Holding other than Target Common Stock, by (y) the percentage of the outstanding shares of Target Common Stock owned by persons other than Holding, by (B) the total Purchase Price.

                  (d) Average Market Price. The "Average Market Price" shall be the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the twenty (20) trading days preceding the fifth trading day immediately prior to the Effective Time, as reported in the Wall Street Journal (corrected for typographical errors); provided, however, that if the Average Market Price as calculated above is less than $27.00, the Average Market Price for purposes of this Section 3.1(d) shall be $27.00, and if the Average Market Price as calculated above is greater than $35.00, the Average Market Price for purposes of this Section 3.1(d) shall be $35.00.

                  (e) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of Target who would otherwise be entitled thereto, upon surrender of his or her certificates that immediately prior to the Effective Time represented Target Common Stock, other than Dissenters' Shares, shall receive a cash payment (without interest) equal to the fair market value at the Effective Time of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock shall be such fraction multiplied by the Average Market Price.

                  (f) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Target Common Stock (other than Dissenters' Shares), upon surrender thereof to the exchange agent selected by Whitney (the "Exchange Agent"), together with duly executed transmittal materials provided pursuant to
Section 3.1(h) or upon compliance by the holder or holders thereof with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Target Common Stock were converted. Until so surrendered, each outstanding Target stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Target Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Target stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Target stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares theretofore represented by such certificates shall have been exchanged.

                  (g) Deposit. Promptly following the Effective Time, Whitney shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Whitney Common Stock and (ii) the cash in lieu of fractional shares to be issued and paid, as the case may be, in exchange for outstanding shares of Target Common Stock pursuant to this Section 3.

                  (h) Transmittal Materials. Promptly after the Effective Time, Whitney shall send or cause to be sent to each former shareholder of record of Target at the Effective Time, excluding the holders, if any, of Dissenters' Shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss.215a, transmittal materials for use in exchanging certificates of Target Common Stock for certificates of Whitney Common Stock.

                  (i) Dissenters' Shares. Holders of Dissenters' Shares shall not be entitled to receive the shares of Whitney Common Stock and any unpaid dividends and distributions payable thereon pursuant to this Section 3 and shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of 12 U.S.C. ss.215a, unless and until such holders fail to perfect or effectively withdraw or lose their rights to such appraisal and payment. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Target Common Stock will be treated as if they had been converted into, at the Effective Time, the shares of Whitney Common Stock (and cash in lieu of fractional share), and any unpaid dividends and distributions payable thereon, pursuant to this Section 3, without interest thereon.

         3.2. Closing Transfer Books. At the Effective Time, the stock transfer books of Target shall be closed and no transfer of shares of Target Common Stock shall be made thereafter.

         4. Capital Stock of the Receiving Association. The shares of the capital stock of Acquiring Bank, the Receiving Association, issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding, and no additional shares of Acquiring Bank shall be issued as a result of the Merger. Therefore, at the Effective Time, the amount of capital stock of Acquiring Bank, the Receiving Association, shall be $________________, divided into _______________ shares of common stock, par value $________ per share.

         5. Assets and Liabilities of the Merging Associations. At the Effective Time, the corporate existence of each of the Merging Associations shall be merged into and continued in Acquiring Bank, the Receiving Association, and such Receiving Association shall be deemed to be the same corporation as each bank or banking association participating in the Merger. All rights, franchises, and interests of the individual Merging Associations in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Receiving Association by virtue of the Merger without any deed or other transfer. The Receiving Association, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the Merging Associations at the time of the Merger, subject to the conditions specified in 12 U.S.C. ss.215a(f). The Receiving Association shall, from and after the Effective Time, be liable for all liabilities of the Merging Associations.

         6. Shareholder Approval; Conditions; Filing. This Agreement shall be submitted to the shareholders of the Merging Associations for ratification and confirmation in accordance with applicable provisions of law. The obligations of the Merging Associations to effect the Merger shall be subject to all the terms and conditions of the Plan.

If the shareholders of the Merging Associations ratify and confirm this Agreement, then the fact of such approval shall be certified hereon by the Secretary of each of the Merging Associations and this Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Chairman of the Board of each of them. As soon as may be practicable thereafter, this Agreement, so certified, signed and acknowledged, shall be delivered to the OCC for filing in the manner required by law.

         7. Miscellaneous. This Agreement may, at any time prior to the Effective Time, be amended or terminated as provided in the Plan. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. This Agreement shall be governed and interpreted in accordance with federal law and the applicable laws of the State of Louisiana applicable to contracts made and to be performed wholly with such state, except to the extent that the laws of the State of Florida require this Agreement to be governed by the laws of that state. This Agreement may be assigned only to the extent that the party seeking to assign it is permitted to assign its interests in the Plan, and subject to the same effect as any such assignment. The headings in this Agreement are inserted for convenience only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Plan.

         IN WITNESS WHEREOF, this Agreement has been executed by a majority of the directors of each of the Merging Associations, as of the day and year first above written.



                            [Signature lines omitted]

                                                              Exhibit 6.02(g) to
                                                    Agreement and Plan of Merger

                  [Letter from affiliates of Holding and Bank]

                                     [date]


Mr. William L. Marks
Chairman and CEO
Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, La. 70130

Dear Mr. Marks:

         In consideration of the benefits I will receive as a shareholder of Liberty Holding Company ("Holding") or Liberty Bank ("Bank") from the Agreement and Plan of Merger (the "Agreement") among Holding, Bank and Whitney Holding Corporation ("Whitney"), I agree to vote all shares of Holding and Bank that I own beneficially or of record in favor of approving the Agreement and the Bank Merger Agreement (as defined therein), unless Whitney is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement.

         I further agree that I will not, without the prior consent of Whitney, transfer my shares of Holding or Bank stock prior to the Effective Date, as that term is set forth in the Agreement.

         I also acknowledge that Whitney intends to account for the acquisition of Holding and Bank as a pooling of interests. I understand that my transfer of any shares of Holding or Bank common stock, any warrants to acquire Holding stock, and any Whitney common stock that I receive in exchange for Holding or Bank stock, or warrants prior to Whitney's publication of financial results covering at least 30 days of its operations following the Effective Date, may impair this accounting treatment. Therefore, I agree that I will not sell or otherwise transfer any shares of Bank stock or any warrants to acquire Holding stock (or the Whitney stock which I receive in exchange for my Holding or Bank stock) or over which I hold the power to sell, transfer, pledge or otherwise alienate or encumber until:

                  a. the mergers have become effective and Whitney has published financial results covering at least 30 days of its combined operations following the Effective Date of the mergers, or

                  b.       the Agreement terminates.

         I authorize Whitney to hold the certificates representing my shares of Whitney common stock until the date that I am free to trade the stock in accordance with the foregoing paragraph.

         I certify that all of the shares of Holding and Bank stock of which I hold the power to sell, transfer, pledge or otherwise alienate or encumber are represented by the following certificates:

         Certificate No.                    No. of shares



         I have no present plan or intention to dispose of Whitney common stock to be received in the merger.

         I also understand the resale or other disposition of Whitney common stock that I own may be governed by Rule 145 of the SEC under the Securities Act of 1933, as amended, which Rule has been explained to me. I agree not to sell any of the Whitney common stock to be held by me in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

         This  letter  shall   constitute  an   irrevocable   agreement  of  the
undersigned, and may be revoked only upon the mutual agreement of the parties.


                                                     Sincerely,


                                                     [Affiliate]

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         This First Amendment to Agreement and Plan of Merger (the "Amendment") is made as of July 10, 1996 between Whitney Holding Corporation, a Louisiana corporation ("Whitney"), on the one hand, and Liberty Holding Company, a Florida corporation ("Holding"), and Liberty Bank, a Florida chartered state bank ("Bank"), on the other hand. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to them in the Plan of Merger (as defined below).

                                    RECITALS

         WHEREAS, Whitney, Holding and Bank are parties to that certain Agreement and Plan of Merger dated April 23, 1996 (the "Plan of Merger");

         WHEREAS, Whitney, Holding and Bank desire to amend the Plan of Merger to adjust the Purchase Price as a result of Whitney's due diligence review of Holding and Bank; and

         WHEREAS, Whitney, Holding and Bank further desire to amend Section 1.01(a) of the Plan of Merger to reflect that upon its formation, Whitney will cause Acquiring Bank to execute the Plan of Merger as a party, as the same may be amended from time to time.

                                    AGREEMENT

         NOW, THEREFORE, Whitney, Holding and Bank hereby agree as follows:

         1. The second sentence of Section 1.01(a) of the Plan of Merger,  which section is entitled "Mergers," is hereby amended and restated in its entirety to provide and read as follows:

                  "Upon its formation, Whitney will cause Acquiring Bank to execute this Agreement as a party, as the same may be amended from time to time."

         2. Section 2.01(d)(i) of the Plan of Merger, which subsection is entitled "Purchase Price," is hereby amended by deleting from the first line thereof the dollar amount "$14,000,000" and by inserting in lieu thereof the dollar amount "$13,902,108," and a corresponding change shall be made to the Bank Merger Agreement in the form in which it will be executed by the Boards of Directors of Acquiring Bank and Bank.

         3. Except to the extent specifically amended herein, the Plan of Merger shall remain in full force and effect in accordance with its terms, provisions, covenants and agreements.

         4. This Amendment may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



                              [Signatures Omitted]